UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2018 (March 27, 2018)

Origo Acquisition Corporation

 (Exact name of registrant as specified in its charter)

Cayman Islands	001-36757	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

708 Third Avenue

New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

(212) 634 - 4512

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced in a Current Report on Form 8-K filed on February 23, 2018, on February 20, 2018, Origo Acquisition Corporation (the “Company”) received written notice from The NASDAQ Stock Market LLC (“Nasdaq”) indicating that the Nasdaq Hearings Panel (the “Panel”) determined to delist the Company’s securities and, as a result, trading of the Company’s securities on Nasdaq was suspended effective with the open of business on Thursday, February 22, 2018, due to the Company’s non-compliance with certain requirements for continued listing on The Nasdaq Capital Market – as detailed below – and the Company’s failure to complete its proposed business combination with Hightimes Holding Corp. (“Hightimes”) and evidence compliance with all applicable requirements for initial listing on Nasdaq on or before February 19, 2018, which was the deadline previously set by the Panel.

The Company subsequently requested a review of the Panel’s decision by the Nasdaq Listing and Hearing Review Council (the “Listing Council”), which request resulted in a stay of any formal delisting action by Nasdaq at least pending the ultimate outcome of the Listing Council’s review and the expiration of all relevant review and appeal periods. The Company intends to continue to take such action as necessary to maintain its Nasdaq listing (notwithstanding any suspension of trading on Nasdaq) and to obtain approval for the listing of the combined entity on Nasdaq upon the consummation of the proposed business combination by and between the Company and Hightimes. In that regard, at an extraordinary general meeting of shareholders held on March 12, 2018, the Company’s shareholders approved extending the date by which the Company must consummate its initial business combination through June 12, 2018. Given the Nasdaq trading suspension, trading in the Company’s securities under the current trading symbols (OACQF, OAQCF and OACCF) is taking place in the over-the-counter, OTC Markets system, at least pending the ultimate conclusion of the Nasdaq appeal process.

As disclosed by the Company on August 28, 2017, on August 23, 2017, the Company received written notice from Nasdaq indicating that, based upon the Company’s non-compliance with Nasdaq Listing Rule 5550(a)(3) (the “Minimum Public Holders Rule”), which requires an issuer listed on The Nasdaq Capital Market to evidence a minimum of 300 public holders, the Company’s securities would be subject to delisting unless the Company timely requested a hearing before the Panel. The Company requested such hearing, at which it presented its plan to file a new listing application for Hightimes, complete the proposed business combination, and thereby evidence the combined entity’s compliance with all requirements for initial listing on Nasdaq. The Panel subsequently granted the Company’s request for an extension through February 19, 2018 to complete such plan.

Also, as disclosed by the Company on December 8, 2017, on December 4, 2017, the Company received written notice from Nasdaq indicating that it did not satisfy Nasdaq Listing Rule 5620(a) (the “Annual Meeting Requirement”) because the Company did not timely hold an annual meeting for the fiscal year ended November 30, 2016 on or before November 30, 2017. The notice indicated that the Company’s non-compliance with the Annual Meeting Requirement could serve as an additional basis for the delisting of the Company’s securities from Nasdaq. The Company thereafter presented its plan to evidence compliance with the Annual Meeting Requirement promptly following the consummation of the proposed business combination with Hightimes and the filing of the requisite periodic reports, which would include the financial statements for the fiscal year ended November 30, 2017 (as required by SEC rules), with the Securities and Exchange Commission.

On March 27, 2018, the Company received written notice from Nasdaq indicating that it was not in compliance with Nasdaq Listing Rule IM-5101-2, since the Company had not consummated its initial business combination within 36 months of the effectiveness of its IPO registration statement, which occurred on December 12, 2014. The notice indicated that this matter serves as an additional basis for delisting the Company’s securities from Nasdaq and that this matter will therefore be considered by the Listing Council in connection with the Company’s appeal. The Company intends to address this matter in its appeal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2018	ORIGO ACQUISITION CORPORATION

	By:	/s/ Edward J. Fred
Name: Edward J. Fred
Title: Chief Executive Officer